Document must be filed electronically.
Paper documents are not accepted.
Fees & forms are subject to change.
For more information or to print copies of filed documents, visit www.sos.state.co.us.

E-Filed

Colorado Secretary of State
Date and Time: 12/15/2017 10:14 AM
ID Number: 20171927833

Document number: 20171927833
Amount Paid: $100.00

ABOVE SPACE FOR OFFICE USE ONLY

Statement of Foreign Entity Authority

filed pursuant to § 7-90-803 of the Colorado Revised Statutes (C.R.S.)

1. The entity ID number, the entity name, and the true name, if different, are

Entity ID number: 20171927833
(Colorado Secretary of State ID number)

Entity name: Rich Cigars, Inc.

True name (if different from the entity name): ______.

2. The form of entity and the jurisdiction under the law of which the entity is formed are

Form of entity: Foreign Corporation

Jurisdiction: Florida.

3. The principal office address of the entity's principal office is

Street address:
3001 North Rocky Point East
(Street number and name)
Suite 200
Tampa (City) FL (State) 33607 (ZIP/Postal Code)
(Province – if applicable) United States (Country)

Mailing address
(leave blank if same as street address)
(Street number and name or Post Office Box information)
(City) (State) (ZIP/Postal Code)
(Province – if applicable) (Country).

4. The registered agent name and registered agent address of the entity's registered agent are

Name
(if an individual) Johnson (Last) Roger (First) (Middle) (Suffix)

or

(if an entity) ______

(Caution: Do not provide both an individual and an entity name.)

Street address	30370 Coyote Run Ct *(Street number and name)*		
	Oak Creek *(City)*	CO *(State)*	80467 *(ZIP Code)*
Mailing address (**leave blank** if same as street address)	P.O. Box 774406 *(Street number and name or Post Office Box information)*		
	Steamboat Springs *(City)*	CO *(State)*	80477 *(ZIP Code)*

(The following statement is adopted by marking the box.)

☒ The person appointed as registered agent above has consented to being so appointed.

5. The date the entity commenced or expects to commence transacting business or conducting activities in Colorado is 12/15/2017 *(mm/dd/yyyy)*.

6. *(If applicable, adopt the following statement by marking the box and include an attachment.)*

☐ This document contains additional information as provided by law.

7. *(**Caution:** Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)*

(If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.)
The delayed effective date and, if applicable, time of this document is/are ______________ (mm/dd/yyyy hour:minute am/pm).

Notice:

Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is named in the document as one who has caused it to be delivered.

8. The true name and mailing address of the individual causing the document to be delivered for filing are

Stout *(Last)*	Matheau *(First)*	J. W. *(Middle)*	*(Suffix)*
400 E. Pratt Street *(Street number and name or Post Office Box information)*			
8th Floor			
Baltimore *(City)*	MD *(State)*	21202 *(ZIP/Postal Code)*	
(Province – if applicable)	United States *(Country)*		

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☐ This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Disclaimer:

This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user's legal, business or tax advisor(s).